ARTHUR ANDERSEN LLP
                           Suite 2300
                        1201 Main street
                 Columbia, South Carolina 29201






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report, dated November 17, 1995, included in Oneita Industries, Inc.'s Form 10-K for the year ended September 30, 1995, and to all references to our Firm included in this registration statement.


                             /s/ Arthur Andersen LLP


Columbia, South Carolina,
February 2, 1996.